UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 488-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Employment Agreement
The Compensation Committee of the Board of Directors approved an employment agreement effective September 6, 2010 for Adrian Giuhat, the Chief Technical Officer and Senior Vice President of Product Development, which agreement was executed on September 7, 2010. The employment agreement has an intial term of eighteen months and is renewed annually subsequent to the initial term with ongoing automatic one-year renewals unless one of the parties elects in advance not to renew the agreement in which case the term becomes a one year term. The employment agreement provides for (i) for annual base compensation of $185,000 for Mr. Giuhat; (ii) for incentive compensation deemed appropriate for the position, at our Board of Directors’ discretion, which may be earned for each calendar year, and (iii) for a twelve (12) month non-compete and non-solicitation period upon termination of employment. Each agreement provides for incentive compensation for the executive at the Company’s discretion, which provides for incentive based quarterly and annual bonuses based 50% on meeting profitability goals and 50% on meeting revenue growth targets, up to 30% of the annual base compensation.
Under the employment agreement, Mr. Giuhat will be entitled to the following payments if employment is terminated by ViewCast without cause or by the employee due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to their position: (i) the twelve months of salary payments, (ii) the reimbursement for six months of COBRA premiums and (iii) payment of quarterly or annual bonus if all requirements, other than employment on the date of payment, have been met. In the event ViewCast terminates employment following a change in control, Mr. Giuhat will be entitled to (i) twelve months of salary payments and (ii) payment of quarterly bonus if all requirements, other than employment on the date of payment, have been met.
This description of the Agreements is qualified in its entirety by reference to the Agreements, which are filed as Exhibits 10.49 to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.49	Employment Agreement by and between ViewCast.com, Inc. and Adrian Giuhat, as of September 7, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: September 9, 2010

	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.49	Employment Agreement by and between ViewCast.com, Inc. and Adrian Giuhat, as of September 7, 2010.